ROMA FINANCIAL CORPORATION ANNOUNCES RESULTS OF 2009 ANNUAL MEETING

ROBBINSVILLE, NJ – April 22, 2009 – Roma Financial Corporation (NASDAQ GS: ROMA) (the Company), the holding company of Roma Bank, announced that its 2009 Annual Meeting of Stockholders was held today. At the meeting, Peter A. Inverso, Maurice T. Perilli, Michele N. Siekerka, Esq., and Alfred DeBlasio, Jr. were re-elected as directors. Stockholders also ratified the appointment of Beard Miller Company LLP as the Company’s independent auditor for the fiscal year ending December 31, 2009.

Roma Financial Corporation is the holding company of Roma Bank, a community bank headquartered in Robbinsville, New Jersey. Roma Bank has been serving families, businesses and the communities of Central New Jersey for over 88 years with a complete line of financial products and services. Roma Bank has branch locations in Mercer, Burlington and Ocean counties in New Jersey. Visit Roma online at www.romabank.com

Forward Looking Statements

The foregoing material contains forward-looking statements concerning the Company. We caution that such statements are subject to a number of uncertainties and readers should not place undue reliance on any forward-looking statements. The Company does not undertake, and specifically disclaims, any obligation to publicly release the results of any revisions that may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.